Exhibit 21.1

Subsidiaries of Abercrombie & Fitch Co.

The direct and indirect subsidiaries of Abercrombie & Fitch Co at February 3, 2024, are listed below.

	Name:	State or Other Jurisdiction of Incorporation or Organization:
1.	Abercrombie & Fitch Holding Corporation	Delaware
2.	Abercrombie & Fitch Distribution Company	Ohio
3.	Abercrombie & Fitch Management Co.	Delaware
4.	A & F Trademark, Inc.	Delaware
5.	Abercrombie & Fitch Stores, Inc.	Ohio
6.	Hollister Co.	Delaware
7.	Abercrombie & Fitch International, Inc.	Delaware
8.	Fan Company, LLC	Ohio
9.	Canoe, LLC	Ohio
10.	Crombie, LLC	Ohio
11.	DFZ, LLC	Ohio
12.	NSOP, LLC	Ohio
13.	J.M.H. Trademark, Inc.	Delaware
14.	Abercrombie & Fitch Europe SAGL	Switzerland
15.	Abercrombie & Fitch Hong Kong Limited	Hong Kong
16.	AFH Puerto Rico LLC	Ohio (Qualified in PR)
17.	A&F Canada Holding Co.	Delaware
18.	Abercrombie & Fitch Trading Co.	Ohio
19.	AF 1892 Mexico, S. de R. L. de C.V.	Mexico
20.	AFH Canada Stores Co.	Nova Scotia
21.	AFH Japan GK	Japan
22.	Abercrombie & Fitch Italia SRL	Italy
23.	AFH Stores UK Limited	United Kingdom
24.	Abercrombie & Fitch (France) SAS	France
25.	Abercrombie & Fitch (Spain) S.L.	Spain
26.	Abfico Netherlands Distribution B.V.	The Netherlands
27.	AFH Hong Kong Limited	Hong Kong
28.	A&F Hollister Ireland Limited	Ireland
29.	AFH Hong Kong Stores Limited	Hong Kong
30.	AFH Singapore Pte. Ltd.	Singapore
31.	A&F HCo Stores AT GmbH	Austria
32.	AFH Belgium SRL	Belgium
33.	AFH Poland Sp. z.o.o.	Poland
34.	AFH Co. Stores Netherlands B.V.	The Netherlands
35.	AFH Fulfillment NL B.V.	The Netherlands
36.	AFH Logistics DWC-LLC	Dubai
37.	Abercrombie & Fitch Procurement Services, LLC	Ohio
38.	Hollister Co. California, LLC	California
39.	AFH Germany GmbH	Germany
40.	AFH Sweden Aktiebolag	Sweden

41.	AFH Trading (Shanghai) Co., LTD.	Peoples Republic of China
42.	AFH International Trading Shanghai Co., Ltd.	Peoples Republic of China
43.	Hollister Fashion L.L.C.*	Dubai
44.	AFH BLP HK Limited	Hong Kong
45.	Majid Al Futtaim Apparel Ready Wear/WLL**	Kuwait
46.	Abercrombie & Fitch Holding B.V.	The Netherlands
47.	Abercrombie & Fitch Worldwide Holding LLC	Ohio
48.	Abercrombie & Fitch Holding SAGL	Switzerland
49.	AFH International Trading (Shenzhen) Co., Ltd.	Peoples Republic of China
50.	Social Tourist LLC	Delaware

*	Subsidiary of third-party Majid Al Futtaim Fashion LLC (51.33%) and AFH Logistics DWC-LLC (48.67%)
**	A&F has no equity interest in this joint venture